Exhibit 10.22

AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 2 TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of the 1st day of November, 2012 (the “Effective Date”) by and between MCG Capital Corporation, a Delaware corporation (the “Company”) and B. Hagen Saville (the “Executive”) (each, a “Party” and collectively, the “Parties”).
WITNESSETH:
WHEREAS, the Parties hereto entered into that certain Employment Agreement effective as of September 18, 2006, which was subsequently amended on December 31, 2008 to ensure compliance with Section 409A of the Internal Revenue Code (such agreement as amended, referred to as the “Agreement”); and
WHEREAS, the Agreement may be modified by a writing signed by the Parties pursuant to Section 12(a) of the Agreement; and
WHEREAS, the Parties hereto desire to amend the Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:
1.    Definitions.
Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agreement.
2.    Amendments.
(a)    As of the Effective Date, in each and every instance in the Agreement where the term “Executive Vice President of Business Development” occurs, such term shall be replaced by “President and Chief Executive Officer.”
(b)    Section 2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“The Executive shall be employed as the President and Chief Executive Officer of the Company and shall serve on the Board of Directors of the Company (the “Board”). The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity.”
3.    Reference to and Effect on the Amended Agreement.
(a)    On and after the Effective Date, each reference to “this Agreement,”

“hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such instrument or document to be deemed to be a reference to the Agreement as amended hereby.
(b)    Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.
4.    Governing Law.
This Amendment, including any disputes hereunder, and the interpretation, validity and/or enforcement of any provision thereof, shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of law rules.
5.    Counterparts.
This Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.
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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered on the date first written above.
MCG CAPITAL CORPORATION

By:            /s/ Tod K. Reichert
Name:   Tod K. Reichert
Title:   Executive Vice President

EXECUTIVE

By:           /s/ B. Hagen Saville
Name:   B. Hagen Saville

[Signature Page to Amendment No. 2 to Employment Agreement]